Exhibit 99.1

102 Duffy Avenue, Hicksville, NY 11801 • Phone: (516) 683-4420 • flagstar.com

NEWS RELEASE	Investor Contact:

FOR IMMEDIATE RELEASE	Salvatore J. DiMartino
(516) 683-4286

Media Contact:

Steven Bodakowski
(248) 312-5872

NEW YORK COMMUNITY BANCORP, INC. CLOSES

OVER $1 BILLION EQUITY INVESTMENT

STRENGTHENING BALANCE SHEET AND LIQUIDITY POSITION

Former Treasury Secretary Steven Mnuchin, Incoming CEO Joseph Otting, Milton Berlinski, and Allen Puwalski Appointed to NYCB Board of Directors

HICKSVILLE, N.Y., March 11, 2024 - New York Community Bancorp, Inc. (NYSE: NYCB) (“NYCB” or the “Company”) announced today it completed the previously announced transactions resulting in individual investments aggregating to approximately $1.05 billion in the Company by Liberty Strategic Capital (“Liberty”), funds managed by Hudson Bay Capital Management (“Hudson Bay”), funds managed by Reverence Capital Partners (“Reverence Capital”), and other investors (collectively, the “Investors”).

Executive Chairman, President and Chief Executive Officer, Sandro DiNello stated, “The completion of this major equity raise demonstrates the confidence these strategic investors have expressed in the turnaround currently underway at the Company and allows us to execute on our strategy from a position of strength. Our Company enters this next phase with an enhanced balance sheet and liquidity position.”

Former Treasury Secretary Steven Mnuchin, newly appointed Lead Independent Director of the Board and Founder and CEO of Liberty, stated, “We are pleased to be part of NYCB’s new chapter. We believe that this transaction has strengthened the Company’s balance sheet and liquidity position and look forward to working with management and the dedicated workforce of NYCB to deliver shareholder value.”

Mr. Berlinski, a newly appointed member of the Board and Managing Partner of Reverence Capital, added, “We are happy to be investing alongside these strong investors. We believe NYCB has a tremendous opportunity to reposition itself as a regional bank and return to growth and profitability and we look forward to working with incoming CEO Joseph Otting and the management team.”

In connection with the transactions, the Board has been reduced to ten members and the Company has added four new directors to the Board: Secretary Steven Mnuchin, former Comptroller of the Currency Joseph Otting; Milton Berlinski, Managing Partner of Reverence Capital; and Allen Puwalski, at the recommendation of Hudson Bay. Mr. DiNello, Marshall Lux, Lawrence Savarese, Peter Schoels, David Treadwell and Jennifer Whip remain members of the Board.

Description of Transactions and Issued Securities

The transactions involve the creation and issuance of additional common stock, as well as new equity securities of the Company, namely two new series of preferred stock (Series B and Series C) that were issued upon the closing, as well as a new series of preferred stock (Series D) issuable upon exercise of certain warrants issued to the Investors. Preferred stock is being issued in connection with the capital raise in part due to the fact that the Company does not have a sufficient amount of authorized but unissued shares of common stock under our Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to permit the Company to issue only common shares to the Investors. Accordingly, we need the approval of our stockholders, as described in further detail below, in order to amend our Certificate of Incorporation to increase our total authorized shares of common shares and to permit the issuance of an amount of common stock that is 20% or more of our total common stock in compliance with the rules of the New York Stock Exchange (“NYSE’’). Additionally, our issuance of non-voting preferred stock facilitates the Investors’ ability to make immediate larger equity investments in the Company in a manner that complies with applicable banking laws and regulations, including the rules and limitations of Regulation Y of the Bank Holding Company Act of 1956, as amended (collectively, the “Control Limitations”).

Upon receipt of antitrust clearance (as described below) and the Share Issuance Approval (as defined below), and the related amendment of our Certificate of Incorporation, (i) the Series C preferred stock will automatically convert into common stock for each Investor that acquired Series C preferred stock at closing to the greatest extent permissible under the Control Limitations (unless any such Investor obtains the prior non-objection of the Federal Reserve Board to acquire an amount of our common stock above the Control Limitations) and (ii) the dividend payable on the Series B preferred stock will be eliminated, other than participating with common stock dividends on a pro rata basis and, therefore, holders of Series B preferred stock at such time will have no economic rights beyond those which holders of our common stock receive. In addition, if the Requisite Stockholder Approvals are not obtained within 180 days of the closing, the Investors will receive cash-settled warrants that become exercisable 60 days after issuance (alternatively, these warrants will be cancelled if the Requisite Stockholder Approvals are obtained during such 60-day period).

Below is a summary further describing the specific securities being issued as part of the transactions:

•	76,630,965 shares of our common stock, at a price per share of $2.00.

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192,062 shares of a new series of preferred stock, par value $0.01 per share, of the Company designated as Series B Noncumulative Convertible Preferred Stock (the “Series B Preferred Stock”), at a price per share of $2,000. Each share of Series B Preferred Stock cannot convert in a holder’s hands but is automatically convertible into 1,000 shares of our common stock in the event of a transfer by the holder thereof consistent with the rules and limitations of Regulation Y (a “Reg Y Transfer”). Holders of shares of Series B Preferred Stock shall not have the right to vote such shares on any matter submitted to a vote of the stockholders of the Company, other than certain matters expressly permitted by the associated Certificate of Designations, and all of which shares of Series B Preferred Stock represent the right (on an as converted basis) to receive approximately 192 million shares of our common stock.

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256,307 shares of a new series of preferred stock, par value $0.01 per share, of the Company designated as Series C Noncumulative Convertible Preferred Stock (the “Series C Preferred Stock”), at a price per share of $2,000. Each share of Series C Preferred Stock is automatically convertible into 1,000 shares of our common stock upon the occurrence of certain events (including (i) a portion upon the expiration or termination of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to such holder’s acquisition or ownership of our common stock and (ii) the remaining portion upon receipt of the Share Issuance Approvals (as defined below)). In addition, in connection with Reg Y Transfers, the Series C Preferred Stock is automatically convertible into 1,000 shares of our common stock. Holders of shares of Series C Preferred Stock shall not have the right to vote such shares on any matter submitted to a vote of the stockholders of the Company, other than certain matters expressly permitted by the associated Certificate of Designations, and all of which shares of Series C Preferred Stock represent the right (on an as converted basis) to receive approximately 256 million shares of our common stock.

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Warrants affording the holder thereof the right, until the seven-year anniversary of the issuance of such warrant, to purchase for $2,500 per share, shares of a new class of non-voting, common-equivalent preferred stock of the Company, par value $0.01 per share (the “Series D NVCE Stock”). Each share of Series D NVCE Stock is convertible into 1,000 shares of our common stock (or, in certain limited circumstances, one share of Series C Preferred Stock) in a Reg Y Transfer, and all of which shares of Series D NVCE Stock represent the right (on an as converted basis) to receive 315 million shares of our common stock. The warrants will not be exercisable for 180 days after closing.

As a result of the transactions, if all shares are converted into common stock, the Company will issue a total of approximately 525 million shares of common stock and the Investors will own approximately 39.6% of the Company on a fully diluted basis. Additionally, the warrants can be exercised for up to 315 million shares of common stock; however, given the net share settlement feature of the warrant the amount actually issued will be less than the full 315 million shares.

Matters to be Submitted to Stockholders of the Company

The Company plans to submit to its stockholders for their (a) adoption and approval amendments to the Certificate of Incorporation to (i) effect at least a 1-3 reverse stock split of our common stock (the “COI Reverse Stock Split Amendment”), for among other reasons, to make the bid price more attractive to a broader group of institutional and retail investors, (ii) increase the number of authorized shares of the Company’s common stock to at least 1,700,000,000 (or, in the event of the approval of the Certificate of Incorporation Reverse Stock Split Amendment, at least 566,670,000) (the “COI Authorized Share Amendment”) and (iii) exempt certain Investors and their respective affiliates from the application of a provision of the Certificate of Incorporation that prohibits any person who beneficially owns, directly or indirectly, more than 10% of the then-outstanding shares of our common stock from voting any such shares of common stock in excess of such 10% threshold (the “COI Exemption Amendment” and, collectively with the COI Reverse Stock Split Amendment and the COI Authorized Share Amendment, the “COI Amendments”); and (b) approval of the issuance of shares of our common stock in excess of 19.9% of the total voting power of the Company’s securities (the “Share Issuance”) in accordance with the rules of the NYSE.

The requisite vote of our stockholders necessary to duly and validly (a) adopt and approve the COI Reverse Stock Split Amendment and the COI Authorized Share Amendment requires the affirmative vote of a majority of votes cast by the holders of shares of Common Stock, at a duly held meeting of the Company’s stockholders, (b) adopt and approve the COI Exemption Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the COI Exemption Amendment and (c) approve the Share Issuance requires the affirmative vote of a majority of votes cast by holders of shares of our common stock at a duly convened meeting of stockholders of the Company at which a quorum is present (the “Share Issuance Approval” and, together with the adoption and approval of the COI Exemption Amendment, the “Requisite Stockholder Approvals”).

Grant of Employment Inducement Awards

NYCB also has announced the grant of employment inducement awards to Joseph Otting in connection with the commencement of his employment with NYCB, which became effective as of March 6, 2024.

The Board approved the employment inducement awards on March 6, 2024 as a material inducement to enter into an offer of employment in reliance on the employment inducement award exception to New York Stock Exchange Listing Rule 303A.08 that requires shareholder approval of equity-based compensation plans. Listing Rule 303A.08 requires the public announcement of such an award.

The inducement award consists of an option to acquire 15,000,000 shares of the Company’s common stock, with an exercise price of $2.00 per share, and vesting in 12 quarterly installments commencing on March 6, 2024, with accelerated vesting upon a change in control of the Company prior to the final vesting date.

The inducement awards are being made outside of the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan (the “Plan”) and the Company’s shareholder-approved equity compensation plan, but will generally be subject to the same terms and conditions as apply to awards granted under the Plan.

Advisors

Jefferies LLC is acting as exclusive financial advisor and sole placement agent to NYCB. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to NYCB. Sullivan & Cromwell LLP is serving as legal counsel to Liberty Strategic Capital. Schulte Roth & Zabel LLP is serving as legal counsel to Hudson Bay Capital. Latham & Watkins LLP is acting as legal counsel to Jefferies LLC.

About New York Community Bancorp. Inc.

New York Community Bancorp, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At December 31, 2023, the Company had $113.9 billion of assets, $85.8 billion of loans, deposits of $81.4 billion, and total stockholders’ equity of $8.4 billion.

Flagstar Bank, N.A. operates 420 branches, primarily in the Northeast and Midwest. Flagstar Mortgage operates nationally through a wholesale network of approximately 3,000 third-party mortgage originators. In addition, the Bank has 134 private banking teams located in over ten cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

New York Community Bancorp, Inc. has market-leading positions in several national businesses, including multi-family lending, mortgage origination and servicing, and warehouse lending.

Flagstar Mortgage is the seventh largest bank originator of residential mortgages for the 12-months ending December 31, 2023 and the industry’s fifth largest sub-servicer of mortgage loans nationwide, servicing 1.4 million accounts with $382 billion in unpaid principal balances. Additionally, the Company is the second largest mortgage warehouse lender nationally based on total commitments.

About Liberty Strategic Capital

Liberty Strategic Capital is a Washington, D.C.-based private equity firm focused on strategic investments in technology, financial services and fintech, and new forms of content. The firm was founded in 2021 and is led by Steven T. Mnuchin, the 77th Secretary of the Treasury. Our leadership team combines decades of public service and private sector experience, creating unique insight into the intersection of capital, technology, and government regulation.

About Hudson Bay Capital Management

Hudson Bay Capital Management is a global investment management firm operating in Greenwich, New York, Miami, Boston, London and Dubai. Hudson Bay Capital’s team seeks to achieve outstanding performance by uncovering market inefficiencies and undervalued investment opportunities that are uncorrelated to each other and to market indices while maintaining a focus on risk management, portfolio construction and capital preservation. Hudson Bay Capital has been managing assets on behalf of pension plans, sovereign wealth funds, endowments, foundations, high net worth individuals and families since 2006.

About Reverence Capital

Reverence Capital Partners is a private investment firm focused on three complementary strategies: (i) Financial Services-Focused Private Equity, (ii) Opportunistic, Structured Credit, and (iii) Real Estate Solutions. Today, Reverence manages in excess of $8 billion in AUM. Reverence focuses on thematic investing in leading global Financial Services businesses. The firm was founded in 2013, by Milton Berlinski, Peter Aberg and Alex Chulack, after distinguished careers advising and investing in a broad array of financial services businesses. The Partners collectively bring over 100 years of advisory and investing experience across a wide range of Financial Services sectors.

Forward Looking Statements

This press release may include forward-looking statements by the Company pertaining to such matters as our goals, intentions, and expectations regarding, among other things, the convertibility of the shares of preferred stock and exercisability of the warrants issued in connection with this capital raise transaction; the Company’s seeking (and the Company’s ability to obtain) approval of its stockholders of any necessary amendments of the Com pony’s organizational documents or approvals of the issuance of shares of common stock or preferred stock in connection with this capital raise transaction; receipt of any required regulatory approvals or non-objections in connection with this capital raise transaction; revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, the purchase and assumption of certain assets and liabilities of Signature Bridge Bank beginning March 20, 2023 (the “Signature Transaction”), and our transition to a $100 billion plus bank.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends at currently expected rates; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on

December 1, 2022, and the Signature Transaction; the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10- Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in other Securities and Exchange Commission (“SEC”) reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

Important Information and Where You Can Find It

This press release may be deemed to be solicitation material in respect of a charter amendment and other approvals by the stockholders of the Company. In connection with the Requisite Stockholder Approvals, NYCB will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of NYCB, seeking certain approvals related to the issuances of shares of common stock issued under each investment agreement and to be issued upon the conversion of shares of the preferred stock issued under the investment agreements.

INVESTORS AND SECURITY HOLDERS OF NYCB AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NYCB AND THE TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about NYCB, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by NYCB can also be obtained, without charge, by directing a request to Investor Relations, New York Community Bancorp, Inc., 102 Duffy Avenue, Hicksville, New York 11801 or by telephone (516-683-4420).

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

NYCB and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Requisite Stockholder Approvals under the rules of the SEC. Information regarding NYCB’s directors and executive officers is available in its definitive proxy statement for its 2023 annual stockholders meeting, which was filed with the SEC on April 21, 2023, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of such stockholder approvals and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.